UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 4, 2009

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2009, the Board of Directors (the “Board”) of Carmike Cinemas, Inc. (the “Company”) appointed S. David Passman III to serve as President and Chief Executive Officer of the Company (“CEO”).

Mr. Passman, 56, has been a Company director since June 2003 and previously served as the Board’s lead independent director, non-executive Chairman of the Board of Directors, member of the Audit Committee, Executive Committee and the Compensation and Nominating Committee. Mr. Passman recently retired from his position as President and CEO of IBS-STL, Inc., a book publishing and distribution company, where he had served since June 2005. Previously, Mr. Passman served as President of the Harland Printed Products and Harland Checks divisions of John H. Harland Company, a provider of printed products and software and related services to the financial institution market, from 1999 to 2003, and also served as its CFO from 1996 to 1999. Mr. Passman is a former partner of Deloitte & Touche LLP, a public accounting firm, where he served as the Managing Partner of the Atlanta office from 1993 to 1996.

On June 4, 2009, the Company entered into an employment agreement (the “Agreement”) with Mr. Passman to serve as CEO effective immediately (the “Commencement Date”). The Agreement provides for an initial term of three years (the “Term”) which will be automatically extended for one additional year on the second anniversary of the Commencement Date and for one additional year on each anniversary of the Commencement Date thereafter unless the Company, at least ninety days prior to any anniversary date, gives written notice to Mr. Passman that there will be no such extension.

The Agreement provides that Mr. Passman will receive an annual base salary of $630,000 (the “Base Salary”) subject to annual review for adjustment, and will be eligible to receive an annual bonus with a target amount of 50% of Base Salary and a maximum amount of 150% of Base Salary (the “Annual Bonus”). The actual amount of the Annual Bonus will be determined by the Compensation and Nominating Committee of the Board (the “Compensation Committee”) based upon Mr. Passman’s achievement of bonus goals and the Company’s and Mr. Passman’s performance for the relevant year.

Additionally, on the Commencement Date, Mr. Passman was granted stock options to purchase 200,000 shares of the Company’s common stock at a per share exercise price equal to the fair market value of one share of Company stock on the Commencement Date, subject to the terms and conditions of the Carmike Cinemas, Inc. 2004 Incentive Stock Plan, as amended, and the Company’s standard Stock Option Agreement. Vesting of options will be as follows: 66,667 options will vest on the first anniversary of the Commencement Date, 66,667 options will vest on the second anniversary of the Commencement Date, and 66,666 options will vest on the third anniversary of the Commencement Date; provided, however, Mr. Passman must have remained continuously employed by the Company through such dates for the options to vest as described herein.

Also, on the Commencement Date, the Committee granted Mr. Passman 50,000 shares of restricted common stock subject to the terms and conditions of the Carmike Cinemas, Inc. 2004 Incentive Stock Plan, as amended, and the Company’s standard Restricted Stock Agreement. The restricted stock will vest as follows: 16,667 shares will vest on the first anniversary of the Commencement Date, 16,667 shares will vest on the second anniversary of the Commencement Date, and 16,666 shares will vest on the third anniversary of the Commencement Date; provided, however, Mr. Passman must have remained continuously employed by the Company through such dates for the shares to vest as described herein.

Effective on the Commencement Date, Mr. Passman will be eligible for the same perquisites and benefits as are made available to senior executive employees of the Company, including health insurance, life and disability insurance and the Company’s Deferred Compensation Agreement. He will be entitled to four weeks of vacation per year. The Company will also pay or reimburse Mr. Passman for reasonable expenses incurred in connection with his employment including automobile expenses and an apartment allowance until he permanently relocates his residence to the Columbus, Georgia vicinity.

If the Company at any time terminates Mr. Passman’s employment without Cause or if Mr. Passman resigns during his Protection Period for Good Reason: (a) the Company will pay Mr. Passman 2 times his Base Salary and target Annual Bonus paid over the 24 month period which starts on the date of separation from service, (b) each outstanding and nonvested stock option granted to him will become fully vested notwithstanding the terms under which such options were granted, and any restrictions on outstanding restricted stock grants will immediately expire and Mr. Passman’s right to such stock will be non-forfeitable notwithstanding the terms under which such stock was granted, (c) the Company will continue for 24 months to provide the same health, dental and vision care coverage and life insurance coverage as Mr. Passman was provided under the Company’s employee benefit plans, policies and practices on the day prior to his termination, provided, however, Mr. Passman will pay for the cost of such coverage and the Company will reimburse him for 100% of the cost thereof. These payments may be delayed as required by the Internal Revenue Code. Upon a termination of employment by the Company for Cause or by Mr. Passman without Good Reason during the Term, he will be entitled only to the standard treatment of equity grants in accordance with the Company’s stock plan and post employment access to the Company’s medical plans.

Mr. Passman will be treated as if he had resigned for Good Reason during his Protection Period if he resigns for what would have been Good Reason if his resignation had been tendered during said Protection Period, is effective at any time in the 60 day period which ends on the date of a Change in Control, and there is a Change Effective Date for such Change in Control. If the Company engages in a Change of Control as a result of a sale or disposition of 50% or more of the assets or business of the Company and the purchaser of such assets does not expressly agree to assume the Agreement and all of the Company’s obligations thereunder as part of the asset purchase agreement, Mr. Passman will have the right to resign as of the Change Effective Date of such Change in Control and such resignation will be treated as a resignation for Good Reason during his Protection Period.

Any separation benefits provided if the Company terminates Mr. Passman’s employment without Cause or if Mr. Passman resigns during his Protection Period for Good Reason will require Mr. Passman to execute a General Release of claims in a form reasonably acceptable to the Company.

The Agreement also contains covenants regarding solicitation of suppliers or vendors, antipirating of employees and the treatment of trade secrets and confidential information.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Capitalized terms used herein without definition have the meanings given such terms in the Agreement.

Mr. Passman is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation F-D Disclosure

On June 4, 2009, the Company issued a press release, furnished with this Form 8-K as Exhibit 99.1, announcing Mr. Passman’s appointment as CEO and other matters.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated June 4, 2009.

99.1	Carmike Cinemas, Inc. Press Release dated June 4, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: June 4, 2009	By:	/s/ Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated June 4, 2009

99.1	Carmike Cinemas, Inc. Press Release dated June 4, 2009